Exhibit 99.1
Encore Energy Partners LP Announces
Third Quarter 2007 Results and Cash Distribution
FORT WORTH, Texas — (BUSINESS WIRE) – October 31, 2007
Encore Energy Partners LP (NYSE: ENP) (the “Partnership” or “ENP”) today announced its unaudited third quarter 2007 results. ENP is also announcing a cash distribution of $0.053 per unit for all of its outstanding units. This reflects an initial quarterly distribution amount of $0.35 per unit adjusted from the date of the closing of the initial public offering on September 17, 2007 through September 30, 2007, a period of 14 days. This distribution will be payable on November 14, 2007 to unitholders of record at the close of business on November 8, 2007.
Adjusted earnings before interest, income taxes, depletion, depreciation, and amortization, non-cash unit-based compensation, and non-cash derivative fair value loss (“Adjusted EBITDA”) totaled $14.5 million for the third quarter of 2007. ENP’s net loss for the third quarter of 2007 was $8.1 million ($0.33 per common unit). For the third quarter of 2007, distributable cash flow totaled $3.3 million and a distribution of $1.3 million will be paid. Adjusted EBITDA and distributable cash flow are defined and reconciled to their most directly comparable GAAP measures in the attached financial schedules.
Summary of Third Quarter 2007 Results
The following table highlights certain reported amounts for the third quarter of 2007.
(In millions, except per unit amounts, average daily production volumes, percentages, and average prices.)

Three Months Ended
September 30, 2007
Oil and natural gas revenues	$21.0
Average daily production volumes (BOE/D)	4,439
Oil as a percentage of total production volumes	78%
Average realized combined price ($/BOE)	$51.48
Development related costs incurred	$1.0
Net loss	$(8.1)
Net loss per common unit	$(0.33)
Adjusted EBITDA	$14.5
Distributable cash flow	$3.3
Total distributions to be paid	$1.3
Weighted average diluted common units outstanding	23.1

Encore Energy Partners
Third Quarter 2007 Results
Average daily production for the third quarter of 2007 was 3,467 barrels per day (Bbls/D) of oil and 5,837 thousand cubic feet per day (Mcf/D) of natural gas, for a combined 4,439 BOE/D. For the third quarter of 2007, the Partnership’s average realized oil price was $56.79 per Bbl ($18.42 per Bbl differential to NYMEX) and the average realized natural gas price was $5.43 per Mcf ($0.73 per Mcf differential to NYMEX).
ENP’s net loss for the third quarter of 2007 was $8.1 million ($0.33 per common unit). The third quarter of 2007 results include a derivative fair value loss of $3.0 million which is comprised of a loss of $2.1 million related to derivative premium amortization, a $1.5 million loss related to non-cash change in derivative fair value, and a gain of $0.6 million related to cash settlements. The third quarter of 2007 also included a charge of $5.7 million for compensation expense related to the management incentive units (“MIU”). One-third of the MIUs vested upon completion of the initial public offering. The remaining two-thirds will vest on September 17, 2008 and 2009, the first and second anniversary of the initial public offering closing date, and the expense will be recognized over such periods. For the fourth quarter 2007 through the third quarter of 2008, the expense will be approximately $1.1 million per quarter, and for the fourth quarter 2008 through the third quarter of 2009, the expense will be approximately $0.4 million per quarter.
Jon S. Brumley, Chief Executive Officer and President of Encore Energy Partners GP LLC, stated, “We built the partnership to succeed. We established a partnership with a first class set of shallow declining properties. Maintenance capex is just 18 percent of Adjusted EBITDA. We are excited about starting our seven well Frontier drilling program. We have protected the majority of our downside with $65.00 per barrel floors and have not capped any of our oil production through 2008. This allows us to have a safe and stable distribution and to receive additional cash flows from commodity price increases.”
The Partnership invested $1.0 million in its drilling program during the third quarter of 2007, drilling five gross (0.6 net) wells.
The 2006 financial data reported in the attached statements represents historical information of the Permian Basin properties, which were contributed to the Partnership by EAC upon completion of the initial public offering. The results of operations of the Elk Basin properties have been included with those of the Partnership from the date of acquisition in March 2007. The Partnership and the Permian Basin properties were wholly-owned by EAC prior to the closing of the initial public offering.
Outlook
The Partnership expects the following for the fourth quarter of 2007:

Average daily production volumes	4,400 to 4,600 BOE/D
Oil and natural gas related capital	$4.0 to $5.0 million
Lease operations expense	$11.25 to $11.75 per BOE
General and administrative expenses	$2.75 to $3.25 per BOE w/o MIUs
Depletion, depreciation, and amortization	$19.50 to $20.00 per BOE
Production, ad valorem, and severance taxes	9.5% of revenues

Encore Energy Partners
Third Quarter 2007 Results
Conference Call Details
Title: Encore Acquisition Company and Encore Energy Partners LP Conference Call
Date and Time: Wednesday, October 31, 2007 at 2:30 p.m. Central Time
Webcast: Listen to the live broadcast via http://www.encoreenp.com
Telephone: Dial 877-356-9552 ten minutes prior to the scheduled time and request the conference call by supplying the title specified above or ID 21406969.
A replay of the conference call will be archived and available via the Partnership’s website at the above web address or by dialing 800-642-1687 and entering conference ID 21406969. The replay will be available through November 14, 2007. International callers can dial 706-679-0419 for the live broadcast or 706-645-9291 for the replay.
About the Partnership
Encore Energy Partners LP was formed by Encore Acquisition Company to acquire, exploit and develop oil and natural gas properties and to acquire, own and operate related assets. ENP’s assets consist primarily of producing and non-producing oil and natural gas properties in the Elk Basin of Wyoming and Montana and the Permian Basin of West Texas.
Cautionary Statement
This press release includes forward-looking statements, which give ENP’s current expectations or forecasts of future events based on currently available information. Forward-looking statements in this press release relate to, among other things, the benefits (timing and mix) of acquisitions, expected production volumes, expected expenses, expected taxes, expected capital expenditures, and any other statements that are not historical facts. The assumptions of management and the future performance of ENP are subject to a wide range of business risks and uncertainties and there is no assurance that these statements and projections will be met. Factors that could affect ENP’s business include, but are not limited to: the risks associated with drilling of oil and natural gas wells; ENP’s ability to find, acquire, market, develop, and produce new properties; the risk of drilling dry holes; oil and natural gas price volatility; derivative transactions (including the costs associated therewith); uncertainties in the estimation of proved, probable and potential reserves and in the projection of future rates of production and reserve growth; inaccuracies in ENP’s assumptions regarding items of income and expense and the level of capital expenditures; uncertainties in the timing of exploitation expenditures; operating hazards attendant to the oil and natural gas business; drilling and completion losses that are generally not recoverable from third parties or insurance; potential mechanical failure or underperformance of significant wells; climatic conditions; availability and cost of material and equipment; the risks associated with operating in a limited number of geographic areas; actions or inactions of third-party operators of ENP’s properties; ENP’s ability to find and retain skilled personnel; diversion of management’s attention from existing operations while pursuing acquisitions; availability of capital; the strength and financial resources of ENP’s competitors; regulatory developments; environmental risks; uncertainties in the capital markets; uncertainties with respect to asset sales; general economic and

Encore Energy Partners
Third Quarter 2007 Results
business conditions; industry trends; and other factors detailed in Encore Energy Partners’ final prospectus dated September 11, 2007 and other filings with the Securities and Exchange Commission. If one or more of these risks or uncertainties materialize (or the consequences of such a development changes), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. ENP undertakes no obligation to publicly update or revise any forward-looking statements.
Contacts
Encore Energy Partners LP, Fort Worth
Bob Reeves, 817-339-0918
rcreeves@encoreacq.com
Diane Weaver, 817-339-0803
dweaver@encoreacq.com

Encore Energy Partners LP
Condensed Consolidated Statements of Operations
(in thousands, except per unit amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Revenues:
Oil	$18,110	$137	$38,579	$311
Natural gas	2,916	2,997	8,820	9,716
Marketing and other	2,134	—	6,986	—

Total revenues	23,160	3,134	54,385	10,027

Expenses:
Production:
Lease operations	4,392	404	9,343	1,197
Production, ad valorem, and severance taxes	2,571	304	5,857	942
Depletion, depreciation, and amortization	8,358	290	18,770	870
General and administrative	6,576	178	7,668	504
Marketing	1,300	—	5,655	—
Derivative fair value loss	2,989	—	9,486	—
Other operating	243	60	534	182

Total operating expenses	26,429	1,236	57,313	3,695

Operating income (loss)	(3,269)	1,898	(2,928)	6,332

Other income (expense):
Interest	(4,829)	—	(11,273)	—
Other	47	—	74	—

Total other income (expense)	(4,782)	—	(11,199)	—

Income (loss) before income taxes	(8,051)	1,898	(14,127)	6,332
Income tax provision	(15)	—	(54)	—

Net income (loss)	$(8,066)	$1,898	$(14,181)	$6,332

Net loss allocation:
Limited partners’ interest in net loss	$(7,597)		$(7,597)

General partner’s interest in net loss	$(159)		$(159)

Net loss per common unit:
Basic	$(0.33)		$(0.33)
Diluted	$(0.33)		$(0.33)

Weighted average common units outstanding:
Basic	23,062		23,062
Diluted	23,062		23,062

Encore Energy Partners LP
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended
	September 30,
	2007	2006
Net income (loss)	$(14,181)	$6,332
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Non-cash and other items	35,330	880
Changes in operating assets and liabilities	(6,838)	1,573

Net cash provided by operating activities	14,311	8,785

Net cash used in investing activities	(333,049)	(419)

Financing activities:
Net proceeds from issuance of common units	171,220	—
Net proceeds from (payments on) long-term debt	64,758	—
Contributions	93,658	—
Distributions	(3,784)	(8,366)

Net cash provided by (used in) financing activities	325,852	(8,366)

Increase in cash and cash equivalents	7,114	—
Cash and cash equivalents, beginning of period	—	—

Cash and cash equivalents, end of period	$7,114	$—

Encore Energy Partners LP
Condensed Consolidated Balance Sheets
(in thousands)

	September 30,	December 31,
	2007	2006
	(unaudited)
Total assets	$378,211	$26,923

Liabilities (excluding long-term debt)	$23,929	$1,204
Long-term debt	66,500	—
Partners’ equity	287,782	—
Owner’s net equity	—	25,719

Total liabilities and partners’ / owner’s equity	$378,211	$26,923

Working capital (a)	$10,153	$1,633

(a)	Working capital is defined as current assets minus current liabilities.

Encore Energy Partners LP
Selected Operating Results
(in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Production volumes:
Oil (MBbls)	319	2	745	5
Natural gas (MMcf)	537	452	1,390	1,367
Combined (MBOE)	408	78	977	233

Daily production:
Oil (Bbls/D)	3,467	24	3,478	18
Natural gas (Mcf/D)	5,837	4,915	5,298	5,007
Combined (BOE/D)	4,439	843	4,360	853

Average prices:
Oil (per Bbl)	$56.79	$63.30	$51.79	$63.35
Natural gas (per Mcf)	5.43	6.63	6.35	7.11
Combined (per BOE)	51.48	40.43	48.53	43.08

Average costs per BOE:
Lease operations expense	$10.75	$5.21	$9.57	$5.14
Production, ad valorem, and severance taxes	6.29	3.92	6.00	4.04
Depletion, depreciation, and amortization	20.46	3.74	19.22	3.74
General and administrative	16.10	2.29	7.85	2.17
Derivative fair value loss	7.32	—	9.71	—
Other operating	0.60	0.78	0.55	0.78
Marketing loss (gain)	(2.04)	—	(1.36)	—

Derivative Summary as of September 30, 2007 (unaudited)
Oil Derivative Contracts

	Daily	Average	Daily	Average	Daily	Average
	Floor	Floor	Cap	Cap	Swap	Swap
Period	Volume	Price	Volume	Price	Volume	Price
	(Bbls)	(per Bbl)	(Bbls)	(per Bbl)	(Bbls)	(per Bbl)
Oct — Dec 2007	2,500	$65.00	—	$—	—	$—
Jan — Dec 2008	2,500	65.00	—	—	—	—
Jan — Dec 2009	1,250	63.40	—	—	1,000	68.70
Jan — Dec 2010	2,000	65.00	1,000	77.23	—	—
Natural Gas Derivative Contracts

	Daily	Average	Daily	Average	Daily	Average
	Floor	Floor	Cap	Cap	Swap	Swap
Period	Volume	Price	Volume	Price	Volume	Price
	(Mcf)	(per Mcf)	(Mcf)	(Per Mcf)	(Mcf)	(per Mcf)
Oct — Dec 2007	4,000	$7.70	2,000	$9.85	—	$—
Jan — Dec 2008	4,000	7.70	2,000	9.85	—	—
Jan — Dec 2009	4,000	7.70	2,000	9.85	—	—
Oil prices represent NYMEX WTI monthly average prices, while gas prices represent IF Houston Ship Channel prices. The differential between IF HSC and NYMEX Henry Hub is approximately $0.20.

NON-GAAP FINANCIAL MEASURES
     This press release includes a discussion of Adjusted EBITDA, which is a non-GAAP financial measure. The following table provides reconciliations of Adjusted EBITDA to net income (loss) and net cash from operating activities, our most directly comparable financial performance and liquidity measures calculated and presented in accordance with GAAP.

	Three Months Ended September 30,
	2007	2006
Adjusted EBITDA Reconciliation (in thousands)	(unaudited)
Net income (loss)	$(8,066)	$1,898
Depletion, depreciation, and amortization	8,358	290
Non-cash unit-based compensation expense	5,746	—
Interest expense and other	4,782	—
Income taxes	15	—
Non-cash derivative fair value loss	3,654	—

Adjusted EBITDA	14,489	2,188
Change in operating assets and liabilities	1,752	(17)
Other non-cash expense	137	3
Other expense, net	(4,782)	—
Current income taxes	(15)	—
Purchased options	(2,473)	—

Cash flows from operating activities	$9,108	$2,174

     Adjusted EBITDA is used as a supplemental financial measure by the Partnership’s management and by external users of the Partnership’s financial statements such as investors, commercial banks, research analysts and others, to assess (1) the financial performance of the Partnership’s assets without regard to financing methods, capital structure or historical cost basis; (2) the ability of the Partnership’s assets to generate cash sufficient to pay interest costs and support its indebtedness; (3) the Partnership’s operating performance and return on capital as compared to those of other entities in the oil and natural gas industry, without regard to financing or capital structure; and (4) the viability of acquisitions and capital expenditure projects and the overall rates of return on alternative investment opportunities.
     Adjusted EBITDA should not be considered an alternative to net income, operating income, cash flow from operating activities or any other measure of financial performance presented in accordance with GAAP. The Partnership’s definition of Adjusted EBITDA may not be comparable to similarly titled measures of another company because all companies may not calculate Adjusted EBITDA in the same manner.
     This press release also includes a discussion of “Distributable Cash Flow”, which is a non-GAAP financial measure. The following table provides a reconciliation of “Distributable Cash Flow” to net income (loss) and net cash from operating activities, our most directly comparable financial performance and liquidity measures calculated and presented in accordance with GAAP.

Three Months
Ended September 30,
2007
Distributable Cash Flow Reconciliation (in thousands)	(unaudited)
Net income (loss)	$(8,066)
Depletion, depreciation, and amortization	8,358
Non-cash unit-based compensation expense	5,746
Interest expense and other	4,782
Cash interest expense	(8,328)
Non-cash derivative fair value loss	3,654
Capital expenditures	(2,541)
Sustaining capital maintenance reserves	(329)

Distributable Cash Flow	3,276
Change in operating assets and liabilities	1,752
Other non-cash expense	137
Interest expense and other	(4,782)
Cash interest expense	8,328
Purchased options	(2,473)
Capital expenditures	2,541
Sustaining capital maintenance reserves	329

Cash flows from operating activities	$9,108

     The Partnership believes that Distributable Cash Flow is a useful measure of the Partnership’s financial and operating performance and its ability to continue to make quarterly distributions.
     Distributable Cash Flow should not be considered an alternative to net income, operating income, cash flow from operating activities or any other measure of financial performance presented in accordance with GAAP. The Partnership’s definition of Distributable Cash Flow may not be comparable to similarly titled measures of another company because all companies may not calculate Distributable Cash Flow in the same manner.